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Exhibit 5.1

[GARDERE LETTERHEAD]

Direct: 713-276-5533
Direct Fax: 713-276-6533
eblumrosen@gardere.com

October 29, 2004

Universal Compression, Inc.
4444 Brittmore Road
Houston, Texas 77041

Ladies and Gentlemen:

        We have served as counsel for Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering 2,000,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), under the Securities Act of 1933, as amended. The Registration Statement relates to shares of Common Stock to be issued in connection with the exercise of options granted or which may be granted under the Universal Compression Holdings, Inc. Incentive Stock Option Plan and shares of Common Stock to be issued in connection with grants of restricted stock under the Universal Compression Holdings, Inc. Restricted Stock Plan (collectively, the "Plans").

        In connection with this opinion letter, we have reviewed and are familiar with the Company's Certificate of Incorporation and By-laws and such other records and agreements of the Company, certificates of public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed without independent investigation the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or photocopies, as well as the legal capacity for all purposes relevant hereto of all natural persons. In addition, we have assumed that with respect to all parties to agreements or instruments relevant hereto other than the Company, such agreements or instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. As to various questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

        On the basis of the foregoing, and subject to the assumptions, exceptions and limitations hereinafter set forth, we are of the opinion that the 2,000,000 shares of Common Stock of the Company which from time to time may be issued upon the exercise of options or upon the grant of restricted stock under the Plans, in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the provisions of the Plans and related stock option agreements or restricted stock agreements thereunder, will be duly and validly issued by the Company and fully paid and nonassessable.

        The opinion herein is also subject to the following exceptions, limitations and qualifications:

        A.    The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws or regulations. The lawyers in this Firm involved in the representation of the Company are members only of the State Bar of Texas. The opinion expressed above is based solely on our review, as Texas lawyers, of the Delaware General Corporation Law. We have not reviewed any other laws or regulations of the State of Delaware (including, without limitation, any interpretations of the Delaware General Corporation Law) or retained or relied on any opinion or advice of Delaware counsel, and our opinions are limited to the application of the Delaware General Corporation Law.

        B.    This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

        C.    This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

        This opinion is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully yours,

/s/ Eric A. Blumrosen

Eric A. Blumrosen

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  Exhibit 5.1